EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of SIGA Technologies, Inc. dated as of October 3, 2018 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(2) under the Securities Exchange Act of 1934, as amended.
Dated:	October 3, 2018
ESOPUS CREEK VALUE SERIES FUND LP – SERIES A*
By: Esopus Creek Advisors LLC, its general partner
By:  /s/ Andrew L. Sole
      Name: Andrew L. Sole
      Title: Managing Member
RAINY DAZE LLC*
By: Esopus Creek Management LLC, its investment manager
By:  /s/ Andrew L. Sole
      Name: Andrew L. Sole
      Title:  Managing Member
ESOPUS CREEK MANAGEMENT LLC*
By:  /s/ Andrew L. Sole
      Name: Andrew L. Sole
      Title: Managing Member
/s/ Andrew L. Sole
ANDREW L. SOLE*